.Return Address
PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717
 .Text
                            COACHMEN INDUSTRIES, INC.


                                                                     May 1, 2000

Dear Fellow Shareholder:

The Annual Meeting of Coachmen Industries stockholders is only a few days away. Your Board of Directors has unanimously recommended that stockholders vote FOR the election of the Board's nominees and FOR the approval of the Company's 2000 Omnibus Stock Incentive Program.

              LEADING SHAREHOLDER ADVISORY SERVICE RECOMMENDS "FOR"

You should be aware that Institutional Shareholder Services, the nation's leading voting advisory service, has recommended that its clients, including institutional investors, mutual funds and other fiduciaries, vote FOR both proposals.

                         COACHMEN ANNOUNCES ACQUISITION

As you know, Coachmen is the leading manufacturer of modular housing in the United States. Today, your Company announced it had entered into a definitive agreement to acquire Mod-U-Kraf Homes for $11.75 per share, or approximately $10 million. We believe that Mod-U-Kraf is a perfect complement to our existing modular housing business and that the acquisition is a significant step in our strategic plan to build shareholder value.

                            PROTECT YOUR INVESTMENT!

Your Board is committed to protecting and enhancing the value of your investment in Coachmen. In that regard, we urge you to support the Board in its efforts to build long-term value by voting FOR both proposals. REJECT the last-minute campaign by Thor Industries, which is seeking to acquire your company at what we believe is a bargain-basement price. Your Board of Directors carefully reviewed the Thor proposal in conjunction with its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation. The Board concluded that the Thor offer is inadequate and does not reflect the inherent value of Coachmen nor the significant growth potential of the company's core RV and modular housing businesses.

                   TIME IS SHORT, AND YOUR VOTE IS IMPORTANT!

The Annual Meeting is only a few days away. Your Board strongly believes that Coachmen's strategic business plan will generate superior value for all Coachmen shareholders. Don't allow Thor


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to reap the benefit of Coachmen's  potential  for  significant  growth--at  your expense. Whether or not you have already done so, we urge you to vote today. Since time is short, we have established a method which will enable you to vote by toll-free ProxyGram. Please follow the simple steps listed below.

If you have any questions or need assistance in the last-minute voting of your shares, please call Innisfree M&A Incorporated, which is assisting us in the solicitation of proxies, toll-free at 888-750-5834.

Thank you for your continued support.

Claire C. Skinner
Chairman

        TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8972, Coachmen Industries, Inc.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                           Name:              (NA.1)
                           Broker:            (Broker)
                           Control number:    (ControlNum)
                           Number of shares:  (NumShares)

5.  Give the operator your voting preferences, using the proxy text below.

COACHMEN INDUSTRIES, INC.                                                  PROXY
P.O. Box 3300
Elkhart, Indiana  46515

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Claire C. Skinner and Keith D. Corson, and each of them, as his proxies, each with full power of substitution, to REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL OF THE UNDERSIGNED'S Common Stock of Coachmen Industries, Inc. at the Annual Meeting of shareholders of Coachmen Industries, Inc. to be held on May 4, 2000 and at any adjournment thereof, with the same authority as if the undersigned were personally present.

1.  ELECTION OF DIRECTORS

    (  ) FOR all nominees listed            (  ) WITHHOLD AUTHORITY to
         below (except as marked to              vote for all nominees
         the contrary below)                     listed below

              Claire C. Skinner, Keith D. Corson, Thomas H. Corson,
             Geoffrey B. Bloom, Robert J. Deputy, Donald W. Hudler,
               William P. Johnson, Philip G. Lux, Edwin W. Miller,
                               Frederick M. Miller

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), please give that nominee(s) name to the operator.

2.  PROPOSAL TO APPROVE THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM

    (  ) FOR                    (  ) AGAINST                        (  ) ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

(If the stock is registered in the name of more than one person, the proxy should be signed by all named holders. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)